Exhibit 23.5

Consent of Independent Valuation Advisor

We hereby consent to the reference to our name (including under the heading “Experts”) and the description of our role under the headings “Net Asset Value Calculation and Valuation Guidelines—Our Independent Valuation Advisors” and “Net Asset Value Calculation and Valuation Guidelines—Liabilities” in the Registration Statement on Form S-11 of Invesco Real Estate Income Trust Inc. (the “Company”) and in the prospectus included therein.

May 12, 2021

/s/ Chatham Financial Corp.
Chatham Financial Corp. Kennett Square, Pennsylvania